UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 14, 2013

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5782234v2

Item 8.01     Other Events

On June 17, 2013, Datawatch Corporation (“Datawatch”), announced the June 14, 2013 signing of a definitive agreement under which Datawatch has agreed to acquire Panopticon Software AB, a privately held Swedish company specializing in the delivery of real-time data visualization solutions (“Panopticon”). Datawatch will acquire all outstanding shares of Panopticon in an all-stock transaction. Completion of the transaction is subject to the approval of the Datawatch stockholders, which is expected to occur during its fourth fiscal quarter ending September 30, 2013.

A copy of the press release announcing the agreement is attached as Exhibit 99.1.

Forward-Looking Statements:

Any statements contained in this filing or any exhibit attached hereto that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies and the acquisition of Panopticon; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission (the “SEC”), including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarters ended December 31, 2012 and March 31, 2013. Any forward-looking statements should be considered in light of those factors.

Additional Information:

In connection with the proposed transaction and solicitation of stockholder approval of the proposed transaction, Datawatch will file with the SEC a Proxy Statement as well as other relevant documents. Shareholders are urged to read the Proxy Statement regarding the proposed

5782234v2

transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. You will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Datawatch and Panopticon, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents for Datawatch, free of charge, at www.datawatch.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Copies of the Proxy Statement and any SEC filings incorporated by reference in the Proxy Statement can also be obtained, free of charge, by directing a request to Datawatch Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824, (978) 441-2200.

No communication herein shall constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The shares of Datawatch common stock to be issued as consideration in the proposed transaction have not been registered in the United States and may not be offered or resold in the United States without registration or an exemption from registration in the United States.

Datawatch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datawatch shareholders in connection with the proposed transaction. Information about Datawatch’s directors and executive officers is set forth in the proxy statement for its 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 28, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraphs.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated June 17, 2013.

5782234v2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By: /s/ James Eliason

Name: James Eliason

Title: Chief Financial Officer

Date: June 17, 2013

5782234v2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated June 17, 2013.

5782234v2